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                                                                   EXCUTION COPY

                                                                    EXHIBIT 99.2

                        RECONSTITUTED SERVICING AGREEMENT

         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of November, 2002, by and between MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Seller"), HSBC BANK USA (the "Trustee") and OPTION ONE MORTGAGE CORPORATION, a California corporation (the "Servicer" or "Option One"), recites and provides as follows:

                                    RECITALS

         WHEREAS, the Seller acquired certain sub-prime residential mortgage loans from the Servicer pursuant to the Master Mortgage Loan Purchase and Servicing Agreement among the Seller, the Servicer, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2 and Option One Owner Trust 2002-3, dated as of August 1, 2002 (the "Servicing Agreement") and attached hereto as Exhibit B.

         WHEREAS, the Seller has conveyed the mortgage loans identified on Exhibit C hereto (the "Serviced Mortgage Loans") to Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the "Depositor"), which in turn has conveyed the Serviced Mortgage Loans to the Trustee, pursuant to a trust agreement, dated as of November 1, 2002 (the "Trust Agreement"), among the Trustee, Wells Fargo Bank Minnesota, N.A., as securities administrator (the "Securities Administrator") and the Depositor.

         WHEREAS, the Serviced Mortgage Loans are currently being serviced by the Servicer pursuant to the Servicing Agreement.

         WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Trustee (at the direction of the Depositor or certificateholders) to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

         WHEREAS, the Seller and the Servicer agree that the provisions of the Servicing Agreement shall apply to the Serviced Mortgage Loans, except to the extent otherwise provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

         WHEREAS, the Trustee (at the direction of the NIMs Insurer (as defined below), the Depositor or the certificateholders) and any successor trustee shall be obligated to supervise the servicing of the Serviced Mortgage Loans and shall have the right, at the direction of the NIMs Insurer, Depositor or the certificateholders (with the consent of the NIMs Insurer), to terminate the rights and obligations of the Servicer under this Agreement.

         WHEREAS, subsequent to the Closing Date, Merrill Lynch Mortgage Capital Inc. intends to convey all of its rights, title and interest in and to the Class C and Class P Certificates and the payments and all other proceeds received thereunder to an owner trust in which it will hold the sole equity interest, which trust will issue net interest margin securities (the "NIM Securities") pursuant to an indenture, which NIM Securities will be secured, in part, by payments on such Classes of the Certificates (the "NIMs Transaction").

         WHEREAS, one or more insurers (collectively, the "NIMs Insurer") may issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued in the NIMs Transaction.
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         WHEREAS, the Seller and the Servicer intend that the Securities
Administrator and the NIMs Insurer are intended third party beneficiaries of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Servicer and the Trustee hereby agree as follows:

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                                    AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Servicing Agreement incorporated by reference herein (regardless if such terms are defined in the Servicing Agreement), shall have the meanings ascribed to such terms in the Trust Agreement.

         2. Custodianship. The parties hereto acknowledge that Wells Fargo Bank Minnesota, N.A. will act as custodian (the "Custodian") of the Mortgage Files for the Trustee pursuant to a Custodial Agreement, dated November 1, 2002, between the Custodian and the Trustee.

         3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Sections 11.06 and 11.15 of Exhibit 8 to the Servicing Agreement, the remittance on December 18, 2002 to the Trust Fund is to include principal due after November 1, 2002 (the "Trust Cut-off Date") plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (ii), (iii) and (iv) of Section 11.15 of Exhibit 8 of the Servicing Agreement.

         5. Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Trustee (at the direction of the Depositor or certificateholders), which Trustee shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Trustee, acting on behalf of the Merrill Lynch Mortgage Investors, Inc. Mortgage Loan Asset-Backed Certificates, Series 2002-HE1 Trust (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as the Seller under the Servicing Agreement to enforce the obligations of the Servicer under the Servicing Agreement and the term "Purchaser" as used in the Servicing Agreement in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the content requires, the Trustee acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Trustee (at the direction of the NIMs Insurer (except in the event of a NIMs Insurer Default) or at the direction of the Depositor or the certificateholders with the consent of the NIMs Insurer (except in the event of a NIMs Insurer Default) shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 14 of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Securities Administrator be required to assume any of obligations of the Seller under the Servicing Agreement, which obligations shall remain with the Seller, and in connection with the performance of the Trustee's or the Securities Administrator's duties hereunder the parties and other signatories hereto agree that the Trustee and the Securities Administrator shall be entitled to all of the rights, protections and limitations of liability afforded to the Trustee and the Securities Administrator under the Trust Agreement.

         6. No Representations. Except as described in Exhibit A, the Servicer shall not be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Section 7.02 of the Servicing Agreement, which are hereby restated as of the date of this Agreement) in connection with

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the transactions contemplated by the Trust Agreement and issuance of the
Certificates issued pursuant thereto.

         7. Closing. The Servicer hereby acknowledges that on or before the closing of the transactions contemplated by the Trust Agreement (the "Closing Date"), the Servicer shall deliver to counsel for the Depositor (i) an opinion of counsel, a form of which is attached hereto as Exhibit D and (ii) an officer's certificate, a form of which is attached hereto as Exhibit E.

         8. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee or Securities Administrator shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         All notices required to be delivered to the Securities Administrator under this Agreement shall be delivered to the Securities Administrator at the following address:

                  Wells Fargo Bank Minnesota, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045-1951
                  Attention: Client Manager - MLMI 2002-HE1
                  Telephone: 410-884-2000
                  Facsimile: 410-715-2380

         All remittances required to be made to the Securities Administrator under this Agreement shall be made on a scheduled/scheduled to the following wire account:

                  Wells Fargo Bank, N.A.
                  San Francisco, California
                  ABA# 121-000-248
                  Account Name: Corporate Trust Clearing,
                  Account Number: 3970771416
                  Beneficiary: Wells Fargo Bank Minnesota, N.A.
                  For further credit to: Account Number 20762700

         All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

                  HSBC Bank USA
                  452 Fifth Avenue
                  New York, New York 10018
                  Attn:  Issuer Servicing Department, MLMI 2002-HE1
                         MLMI 2002-HE1
                  Telephone: 212-525-1343
                  Facsimile: 212-525-1300
         All notices required to be delivered to the Seller hereunder shall be delivered to the Seller, at the following address:

                  Merrill Lynch Mortgage Capital Inc.

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                  250 Vesey Street
                  4 World Financial Center, 10th Floor
                  New York, New York 10080
                  Attention: Asset-Backed Finance, Merrill Lynch Mortgage
                             Investors, Inc.
                  Mortgage Loan Asset-Backed Certificates, Series 2002-HE1 Trust
                  Telephone: 212-449-0357
                  Facsimile: [Number]

         All notices required to be delivered to the NIMs Insurer hereunder shall be delivered to the NIMs Insurer, at the following address:

                  Radian Insurance Inc.
                  1601 Market Street
                  Philadelphia, PA 19103
                  Attention: General Counsel
                  Telephone: 800-523-1988
                  Facsimile: 215-564-5282

         All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the Servicing Agreement.

         9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         11. Credit Risk Manager. The Servicer agrees to enter into a Credit Risk Management Agreement pursuant to which the mutual agreements of the Credit Risk Manager and the Servicer shall be set forth.

         12. The parties acknowledge that the Original Mortgage Note is endorsed to "Pay to the order of HSBC Bank USA, as trustee, without recourse."

                      [SIGNATURE PAGES IMMEDIATELY FOLLOW]

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         Executed as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE CAPITAL INC.
                                         as Seller

                                       By: _________________________________
                                           Name: Vincent A. Mora, Jr.
                                           Title: Vice President

                                       OPTION ONE MORTGAGE CORPORATION,
                                         as Servicer

                                       By: _________________________________
                                           Name: David S. Wells
                                           Title: Vice President

                                       HSBC BANK USA,
                                         as Trustee

                                       By: _________________________________
                                           Name: Todd M. Niemy
                                           Title: Vice President

Acknowledged:

WELLS FARGO BANK MINNESOTA, N.A.,
  as Securities Administrator

By: _________________________________
    Name: Peter A. Gobell
    Title: Vice President
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                                    EXHIBIT A

                    Modifications to the Servicing Agreement

1. Unless otherwise specified herein, any provisions of the Servicing Agreement, including definitions, relating to (i) representations and warranties of the Purchaser and (ii) Whole Loan Transfers and Pass-Through Transfers and reconstitutions shall be disregarded for purposes relating to this Agreement. The exhibits (other than Exhibit 8 as modified herein) to the Servicing Agreement and all references to such exhibits shall also be disregarded.

2.       A new definition of "Prepayment Interest Shortfall Amount" is added to
         Article I immediately following the definition of "Prepayment Charge" to read as follows:

                  Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

3. The definition of "Qualified Substitute Mortgage Loan" is hereby amended by adding the following two clauses to the end of such definition:

                  (v) have a FICO credit score not less than that of the Deleted Mortgage Loan; and (vi) be subject to a Prepayment Charge at least equal to the Prepayment Charge of the Deleted Mortgage Loan, if any.

4. A new definition of "Realized Loss" is added to Article I immediately following the definition of "Rate/Term Refinancing" to read as follows:

                  Realized Loss: With respect to each Liquidated Mortgage Loan (as defined in the Trust Agreement), an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to Option One with respect to such Mortgage Loan (other than Monthly Advances of principal) including expenses of liquidation.

5. The parties acknowledge that Section 4 (Purchase Price) shall be inapplicable to this Agreement.

6. The parties acknowledge that Section 6.03 (Delivery of Mortgage Loan Documents) shall be superseded by the provisions of the Custodial Agreement.

7. A new Section 7.01(a)(xiv) is hereby added as follows: "With respect to each Mortgage Loan, Option One has fully furnished and shall fully furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company."

8. A new Section 7.01(a)(xv) is hereby added as follows: "As of the Closing Date, Option One has serviced the Mortgage Loans in accordance with the terms of the Servicing Agreement, provided

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         accurate statements to the Seller pursuant to the Servicing Agreement, and otherwise complied with all of its covenants and obligations under the Servicing Agreement. Option One has taken no action and has not omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on any Mortgage Loans."

9. A new Section 7.02(xlvii) is hereby added as follows: "No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies."

10. A new Section 7.02(xlviii) is hereby added as follows: "As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. Section 1.860G-2."

11. A new Section 7.02(xlix) is hereby added as follows: "As of the Closing Date, no Mortgage Loan is in foreclosure."

12. A new Section 7.02(l) is hereby added as follows: "As of the Closing Date, no Mortgage Loan has requested relief under the Soldiers' and Sailors' Relief Act of 1940, as amended or any similar state law."

13.      Section 7.03(li) is hereby added as follows:

                           The information set forth in the Mortgage Loan
                  Schedule is complete, true and correct in all material respects at the date or dates respecting with such information is furnished and each prepayment charge is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law.

14.      Section 7.03 is hereby amended and restated in entirety as follows:

                           It is understood and agreed that except as provided
                  herein no representations and warranties set forth in Section
                  7.01 shall be brought down to the Closing Date (other than Sections 7.01(a)(xiv) and 7.01(a)(xv)). Upon discovery by any Option One, the NIMs Insurer, the Securities Administrator or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of Option One to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the others.

                           Within 60 days of the earlier of either discovery by
                  or notice to Option One of any breach of a representation or warranty set forth in Section 7.01 which materially and adversely affects the ability of Option One to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, Option One shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, Option One shall, at the Trustee's option, assign Option One's rights and obligations under this Agreement (or respecting the affected

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         Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Depositor and the NIMs Insurer. Such assignment shall be made in accordance with Section 24.

                           In addition, Option One shall indemnify (from its own
                  funds) the Trustee, the Trust Fund, the NIMs Insurer, the PMI Insurer and the Securities Administrator and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Option One's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 7.03 constitute the sole remedies of the Securities Administrator, the NIMs Insurer, the PMI Insurer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties. The foregoing shall not limit, however, any remedies available to the Securities Administrator, the Trustee, the NIMs Insurer, the PMI Insurer or the Trust Fund available pursuant to any other agreement related hereto as to the insurance policy pursuant to which the NIMs securities are insured.

                           Any cause of action against Option One relating to or
                  arising out of the breach of any representations and warranties made in Section 7.01 shall accrue upon (i) discovery of such breach by Option One or notice thereof by the Trustee, the NIMs Insurer or the Securities Administrator to Option One, (ii) failure by Option One to cure such breach within the applicable cure period, and (iii) demand upon Option One by the Trustee, the NIMs Insurer or the Securities Administrator for compliance with this Agreement.

                           In addition, the representations and warranties
                  contained in Sections 7.02(iii) (excluding the following language "and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months"), 7.02(iv), 7.02(v), 7.02(vi), 7.02(vii), 7.02(ix), 7.02(x), 7.02(xi), 7.02(xv) (provided, however, Merrill Lynch Mortgage Capital Inc. shall be excluded as a party), 7.02(xvi), 7.02(xvii), 7.02(xviii), 7.02(xxii),
                  7.02(xxiii), 7.02(xxviii), 7.02(xxxii), 7.02(xxxiv),
                  7.02(xxxv), 7.02(xxxvi), 7.02(xlii), 7.02(xlvii),
                  7.02(xlviii), 7.02(xlix) and 7.02(l) shall be brought down to the Closing Date. The representations and warranties contained in Section 7.02 shall inure to the benefit of the Trustee, the NIMs Insurer, the PMI Insurer, the Trust Fund and the Securities Administrator, and the remedy available to such parties for breach of such representations and warranties is identical to the remedy set forth in Section 7.03 of the Servicing Agreement prior to its amendment and restatement in the Reconstituted Servicing Agreement.

15. Section 11.01 of Exhibit 8 (Option One to Act as Servicer) is hereby amended as follows:

                  (i) by deleting the second paragraph and replacing it with the following four paragraphs:

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser or the NIMs Insurer and with the written notice of such modification to the NIMs Insurer, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgement of the Servicer, imminent, the Servicer shall not permit any modification with respect to any

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                  Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

                  Within fifteen (15) days of the Closing Date, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer any special or limited powers of attorney for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

                  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Custodian and the NIMs Insurer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or
                  Section 860G(d) of the Code.

                  Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in a limitation, qualification or denial of coverage under the PMI Policy with respect to any PMI Mortgage Loan. The Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the Owner, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Securities Administrator and the NIMs Insurer, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Custodial Account. The Servicer shall service the PMI Mortgage Loans in accordance with the PMI Policy which is attached hereto as Exhibit F.

                  (ii) Notwithstanding anything to the contrary herein, subclause (i) of the third paragraph of Section 11.01 (prior to the amendment pursuant hereto) shall be amended by adding the following to the end of such subclause: ", and such waiver is standard and customary in servicing similar Mortgage Loans and such waiver relates to a default or a reasonably foreseeable default" and subclause (ii) of the third paragraph of Section 11.01 (prior to the amendment pursuant hereto) shall be amended by deleting the phrase "; or (B) the enforceability is otherwise limited or prohibited by applicable law."

                  (iii)    The following language is hereby added at the end of
                  Section 11.01:

                  Notwithstanding anything to the contrary elsewhere in this Agreement, Option One shall deposit the full amount of any Prepayment Charge that is identified on the Mortgage Loan Schedule or any data file containing Mortgage Loan data that has been provided to the NIMs Insurer into the Custodial Account at the time the related Principal Prepayment

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                  is deposited therein if and to the extent: (1) a Mortgage Loan which is identified on the Mortgage Loan Schedule or data file as having a Prepayment Charge prepays regardless of whether the actual Prepayment Charge is lower than described in the Mortgage Loan Schedule or data file or is not a contractual obligation of the borrower on the Mortgage Note; and (2) if the Company waives such Prepayment Charge other than as permitted in the third paragraph of Section 11.01 (prior to the amendment pursuant hereto, except as amended by the immediately preceding clause (ii)).

16. Section 11.03 of Exhibit 8 (Realization Upon Defaulted Mortgage Loans) is hereby amended by (i) "ninety (90)" with "120" in the fifth line from the bottom of subsection (a); and (ii) deleting the second to last sentence of subsection (a) in its entirety.

17.      Section 11.04 is deleted in its entirety.

18. Section 11.05 of Exhibit 8 (Establishment of Custodial Accounts; Deposits to Custodial Accounts) is hereby amended as follows:

                  (a) add the following sentence at the end of Subsection 11.05(a): "Option One shall give notice to the NIMs Insurer of the location of the Custodial Account maintained by it when established and prior to any change thereof;"

                  (b) adding the following parenthetical at the end of subclause (i) in Subsection 11.05(a): (including amounts in respect Prepayment Charges paid by a borrower or Option One on or before the Servicer Remittance Date pursuant to Section 11.01);

                  (c) restating the proviso in Subsection 11.05(b)(xi) as follows: "The amount of any Prepayment Interest Shortfall Amount paid out of Option One's own funds without any right to reimburse therefore; provided, however, that in no event shall the aggregate of deposits made by Option One pursuant to this clause
                           (xi) exceed the aggregate amount of Option One servicing compensation in the calendar month in which such deposits are required; provided, further the aggregate of deposits made by Option One pursuant to this clause (xi) shall not include shortfalls of interest as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and

                  (d) the words "Option One Mortgage Corporation, as servicer, in trust for the Purchaser" in the ninth and tenth lines of Subsection 11.05(c) shall be replaced by the following: "Option One Mortgage Corporation, as servicer, in trust for Merrill Lynch Mortgage Investors, Inc. Mortgage Loan Asset-Backed Certificates, Series 2002-HE1 Trust." and the words "24 hours of deposit in the Payment Clearing Account" shall be replaced with "as soon as possible, and in any event within 48 hours upon receipt of available funds."

19. Section 11.06 of Exhibit 8 (Withdrawals From Custodial Accounts) is hereby amended by:

         (i) replacing the words "Purchaser" through "Loans" in the last four lines of subclause (ii) of such Section with the following:

                           the Trust Fund; provided however, that in the event
                  that Option One determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds, Insurance Proceeds or condemnation proceeds with respect to such Mortgage Loan, Option One may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that Option One's right thereto shall be prior to the rights of the Trust Fund;

         (ii) replacing the words "Purchaser" through "Loans" in the last four lines of subclause (iii) of such Section with the following:

                  the Trust Fund; provided however, that in the event that Option One determines in good faith that any unreimbursed Servicing Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Servicing Advance was made or from Liquidation Proceeds, Insurance Proceeds or condemnation proceeds with respect to such Mortgage Loan, Option One may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that Option One's right thereto shall be prior to the rights of the Trust Fund;

20. Section 11.07 of Exhibit 8 (Establishment of Escrow Accounts; Deposits to Escrow Accounts) shall be amended by deleting the words "Option One Mortgage Corporation, as servicer, in trust for the Purchaser and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans" in the eight and ninth lines of the Subsection (c), and replacing it with the following: "Option One Mortgage Corporation, as servicer, in trust for Merrill Lynch Mortgage Investors, Inc. Mortgage Loan Asset-Backed Certificates, Series 2002-HE1 Trust."

21. Section 11.11 (Maintenance of Hazard Insurance) is hereby amended and restated in its entirety as follows:

         Section 11.11 Maintenance of Hazard Insurance and Errors and Omissions
                        and Fidelity Coverage.

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.06. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 11.11, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this
         Section 11.11, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMS Insurer. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

22. Section 11.13 (Maintenance of Fidelity Bond, Errors and Omissions Insurance) is hereby amended by adding the following sentence at the end of such Section:

                  The Servicer shall provide the Trustee, the Securities Administrator and the NIMs Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond.

23. Section 11.14 of Exhibit 8 (Title, Management and Disposition of REO Property) is hereby amended by

         (i) restating the fifth sentence of the second paragraph as follows:
         Such reports shall be retained by the Servicers and versions thereof shall be forwarded by Option One to the Trustee and the NIMs Insurer upon reasonable request.

         (ii) adding two new paragraphs after the second paragraph thereof to read as follows:

                           In the event that the Trust Fund acquires any REO
                  Property in connection with a default or imminent default on a Mortgage Loan, Option One shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless Option One has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If Option One has received such an extension, then Option One shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If Option One has not received such an extension and Option One is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if Option One has received such an extension, and Option One is unable to sell the REO Property within the period ending three months before the close of the Extended Period, Option One shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be Option One) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by Option One which would enable Option One, on behalf of the Trust Fund, to request such grant of extension.

                           Notwithstanding any other provisions of this
                  Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
                  Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless Option One has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes and the NIMs Insurer has consented thereto in writing.

         and (ii) inserting "and Monthly Advances" after "Servicing Advances" in the sixth line.

24. Section 11.15 of Exhibit 8 (Distributions) is hereby amended by adding the following after the second paragraph of such Section:

                           All remittances required to be made to the Securities
                  Administrator shall be made to the following wire account or to such other account as may be specified by the Securities Administrator from time to time:

                  Wells Fargo Bank Minnesota, N.A.
                  San Francisco, California
                  ABA# 121-000-248
                  Account Name: Corporate Trust Clearing,
                  Account Number: 3970771416
                  Beneficiary: Wells Fargo Bank Minnesota, N.A.
                  For further credit to: Account Number 20762700

25. Section 11.16 of Exhibit 8 (Statements to the Purchaser) is hereby amended in its entirety to read as follows:

                  Section 11.16     Statements to the Securities Administrator.

                           Not later than the tenth calendar day of each month,
                  Option One shall furnish to the Securities Administrator and the NIMs Insurer an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed to between Option One and the Securities Administrator.

                           Such format shall include the following information
                  with respect to the PMI Mortgage Loans: the amount of any claims made under the PMI Policy, the amount of any claims rejected by the PMI Insurer, the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to principal, the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to interest, and the number and aggregate stated principal balance of the Mortgage Loans covered by the PMI Policy as of the end of the related Due Period.

26. Section 11.17 (Statements to the Purchaser) is hereby amended by (i) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the word "Purchaser" in the first line of the first paragraph of such Section; (ii) adding ", the Trustee, the Securities Administrator or the NIMs Insurer" after the word "Purchaser" in the last line of the first paragraph of such Section; (iii) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the word "Purchaser" in the second line of the second paragraph of such Section; and (iv) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the word "Purchaser" in the first line of the fourth paragraph of such Section.

27. Section 11.19 (Foreclosure Reports) is hereby amended by (i) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the second appearance of the word "Purchaser" in the second line of such Section and (ii) deliver such reports to The Murrayhill Company in accordance with standard reporting procedures mutually agreed upon between Option One and The Murrayhill Company.

28. Section 11.22 of Exhibit 8 (Monthly Advances by Option One) is hereby amended by replacing the words "Purchaser" with the words "NIMs Insurer" in the last sentence of such Section.

29. Section 11.25 (Statement as to Compliance) is hereby amended by (i) replacing "not later than ninety (90) days following the end of each fiscal year of Option One" in the first and second lines of such Section with "by the end of February 28th of each year" and (ii) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the word "Purchaser" in the first line of such Section.

30. Section 11.26 (Independent Public Accountants' Servicing Report) is hereby amended by (i) replacing "Not later than ninety (90) days following the end of each fiscal year of Option One" in the first line of such Section with "By the end of February 28th of each year" and (ii) adding ", the Trustee, the Securities Administrator and the NIMs Insurer" after the word "Purchaser" in the fourth line and in the last line of such Section.

31. Section 13.04 (Sellers Not to Resign) is hereby amended and restated as follows:

         Option One shall not resign from the obligations and duties hereby imposed on it except by mutual consent of Option One, the Trustee, the Securities Administrator and the NIMs Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Option One. Any such determination permitting the resignation of Option One shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Securities Administrator and the NIMs Insurer which Opinion of Counsel shall be in form and substance acceptable to the Trustee, the Securities Administrator and the NIMs Insurer. No such resignation shall become effective until a successor acceptable to the NIMs Insurer shall have assumed Option One's responsibilities and obligations hereunder in the manner provided in Section 16.

32.      Section 13.05 (No Transfer of Servicing) is hereby amended as follows:

         (i) deleting the second sentence of such Section and restating it as follows: "No Seller shall assign this Agreement and Option One shall not assign the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, the PMI Insurer and the NIMs Insurer, which consent will not be unreasonably withheld."

         (ii) adding the following at the end of such Section: "Without in any way limiting the generality of this Section 13.05, in the event that that Option One either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Trustee, the Securities Administrator, the PMI Insurer and the NIMs Insurer, then the Trustee, the Securities Administrator or the PMI Insurer (in any case with the prior written consent of the NIMs Insurer) or the NIMs Insurer, shall have the right to terminate Option One as Servicer under this Agreement upon notice given as set forth in
         Section 14.01, without any payment of any penalty or damages and without any liability whatsoever to Option One or any third party."

33.      Section 14.01 (Events of Default) is hereby amended by:

                  (a) each of the Securities Administrator, the NIMs Insurer, the Depositor or the holders of certificates evidencing greater than 50% of each class of Certificates shall also have the right to give notice of default in such Section;

                  (b) replacing subclause (vii) with the following paragraph: "the Servicer at any time is neither a Fannie Mae nor Freddie Mac approved servicer, and the Trustee has not terminated the rights and obligations of the Servicer under this Agreement and replaced Option One with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; or"; and

                  (c) replacing the last paragraph with the following paragraph:

                                    If an Event of Default shall occur with
                           respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the NIMs Insurer or the certificateholders evidencing greater than 50% of the Voting Rights evidenced by the Certificates with the consent of the NIMs Insurer, shall, by notice in writing to the Servicer (with a copy to the NIMs Insurer and each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator. The Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed prior to termination pursuant to this Agreement. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder. The Servicer and the Trustee shall promptly notify the Rating Agencies and the NIMs Insurer of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

34. Section 14.02 (Waiver of Defaults) is hereby amended by changing the reference to "Purchaser" to "the Trustee with the prior written consent of the NIMs Insurer."

35. Section 15 (Termination) is hereby amended by restating in its entirety as follows:

                  (a) This Agreement shall terminate upon either: (i) the later of the final payment or liquidation with respect to the last Mortgage Loan (or advances of the same by Option One) or the disposition of all property acquired upon foreclosures or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of the all funds due hereunder; or
                           (ii) by mutual consent of Option One and the Trustee in writing, provided such termination is also acceptable to the Depositor, the NIMs Insurer and the Rating Agencies, and provided that no successor servicer has been appointed

                  (b) Merrill Lynch Mortgage Capital Inc (with the prior consent of the Securities Administrator, the Trustee and the NIMs Insurer), at its sole option, may terminate Option One as servicer of any Mortgage Loan under this Agreement, without cause, pursuant to this
                           Section 15(b); provided, that the termination of Option One shall not be effective until a successor servicer acceptable to the NIMs Insurer shall have assumed the responsibilities, duties and obligations of Option One; provided, further, that no successor servicer shall be appointed unless such successor shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and the appointment of such successor servicer shall not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency. Any such notice of termination shall be in writing and delivered to Option One by registered mail as provided in Section 19. The termination fee for the termination of servicing without cause pursuant to this Section 15(b)for each Mortgage Loan for which servicing is being terminated shall be equal to (i) the product of 1.00% and the Stated Principal Balance of the Mortgage Loans as to which Option One is terminated during the thirty-six month period following the related Closing Date for such Mortgage Loans, (ii) the product of 0.75% and the Stated Principal Balance of the Mortgage Loans as to which Option One is terminated during the following thirty-six month period, and (iii) the product of 0.25% and the Stated Principal Balance of the Mortgage Loans terminated more than seventy-two months following the related Closing Date.

                           At the time of any termination of Option One pursuant
                  to Section 15, Option One shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of an event of default under Section 14.01 or termination with cause under
                  Section 15(b) hereof, such unreimbursed amounts (other than with respect to Monthly Advances) shall not be reimbursed to Option One until such amounts are received by the Trust Fund from the related Mortgage Loans.

36. Section 16 (Successor to the Seller) is hereby amended in its entirety to read as follows:

                           Simultaneously with the termination of the Option
                  One's responsibilities and duties under this Agreement pursuant to Sections 12, 13,14 or 15, the Securities Administrator shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of Option One's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Option One under this Agreement with the termination of Option One's responsibilities, duties and liabilities under this Agreement. After Option One receives a notice of termination, the Securities Administrator may, if it shall be unwilling to act as Servicer, or shall, if it is unable to so act or if it is prohibited by law from making advances with respect to delinquent Mortgage Loans, or if the NIMs Insurer so requests in writing to the Securities Administrator, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMs Insurer, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties and obligations of the Servicer under this Agreement. Any successor to Option One that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Trustee, the Seller, the NIMs Insurer and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee and the NIMs Insurer a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Trustee or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted Option One under this Agreement. In the event that Option One's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, Option One shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Option One pursuant to the aforementioned sections shall not become effective until a successor reasonably acceptable to the NIMs Insurer shall be appointed pursuant to this Section 16 and shall in no event relieve Option One of the representations and warranties made pursuant to Sections 7.01 and 7.02 and the remedies available to the Trust Fund under Section 7.03 shall be applicable to Option One notwithstanding any such resignation or termination of Option One, or the termination of this Agreement.

                           Within a reasonable period of time, but in no event
                  longer than 60 days of the appointment of a successor entity, Option One shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Securities Administrator, the Trustee and such successor, as applicable, in effecting the termination of Option One's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by Option One to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

                           Any successor appointed as provided herein shall
                  execute, acknowledge and deliver to the Trustee and Option One an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by Option One under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Option One, with like effect as if originally named as a party to this Agreement. Any termination or resignation of Option One or termination of this Agreement pursuant to Sections 12, 13,14 or 15 shall not affect any claims that the Trustee may have against Option One arising out of Option One's actions or failure to act prior to any such termination or resignation.

                           The Servicer shall deliver, within five (5) Business
                  Days of the appointment of a successor Servicer, the funds in the Custodial Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and Option One shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Option One.

                           Upon a successor's acceptance of appointment as such,
                  Option One shall notify the Trustee and the NIMs Insurer of such appointment in accordance with the notice procedures set forth herein.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of Option One or resignation of Option One or otherwise), including, without limitation, the costs and expenses of the Securities Administrator, the Trustee or any other Person in appointing a successor servicer, or of the Securities Administrator, the Trustee in assuming the responsibilities of Option One hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated Servicer from its own funds without reimbursement in the event that the Servicer is terminated for cause.

37. Section 25 (Waivers, Modifications and Amendment) is hereby amended by replacing the words "by the party against whom such waiver, modification and amendment is sought to be enforced" with "written agreement by the Servicer and the Seller, with the written consent of the Trustee and the NIMs Insurer; provided, either (i) the party requesting the waiver, modification and amendment provide, at its sole expense, an opinion of counsel that such waiver, modification and amendment will not have a material adverse affect on the Trust Fund or
         (ii) each Rating Agency provide notice that such waiver, modification and amendment would not result in a withdraw or reduction of the rating of the Certificates by such Rating Agency."

38. Section 27 (Nonsoliciation) is hereby amended by replacing the words "the Purchaser" with "Merrill Lynch Mortgage Capital Inc." in each instance.

39. A new Section 34 (Indemnification; Third Party Claims) is hereby added to read as follows:

                  The Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Depositor, the NIMs Insurer, the PMI Insurer and the Securities Administrator and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgements, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of Option One to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify the Seller, the Depositor, the NIMs Insurer, the Securities Administrator and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgement or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee and the NIMs Insurer in connection with such claim. The Servicer shall provide the Trustee, the NIMs Insurer, the PMI Insurer and the Securities Administrator with a written report of all expenses and advances incurred by Option One pursuant to this Section 33, and the Securities Administrator from the assets of the Trust Fund promptly shall reimburse Option One for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of Option One to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

40. A new Section 34 (Intended Third Party Beneficiaries) is hereby added to read as follows:

                           Notwithstanding any provision herein to the contrary,
                  the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Securities Administrator and the NIMs Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. Option One shall have the same obligations to the Securities Administrator and the NIMs Insurer as if they were parties to this Agreement, and the Securities Administrator and the NIMs Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Securities Administrator and the NIMs Insurer hereunder (other than the right to indemnification and reimbursement) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

41. A new Section 35 (Officer's Certificate) is hereby added to read as follows:

         (a) By February 28th of each year, or at any other time upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit G attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the NIMs Insurer and the Securities Administrator and Depositor for the benefit of such Securities Administrator and its officers, directors and affiliates, certifying as to the following matters:

                  (1) I have reviewed the information required to be delivered to the Securities Administrator pursuant to the Servicing Agreement (the "Servicing Information").

                  (2) Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Securities Administrator by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

                  (3) Based on my knowledge, the Servicing Information required to be provided to the Securities Administrator by the Servicer under this Agreement has been provided to the Securities Administrator;

                  (4) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Securities Administrator by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement; and

                  (5) I have disclosed to the Securities Administrator all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in this Agreement.

         (b) The Servicer shall indemnify and hold harmless the Securities Administrator and the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 35, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the

Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Securities Administrator and the Depositor as a result of the losses, claims, damages or liabilities of the Securities Administrator and the Depositor in such proportion as is appropriate to reflect the relative fault of the Securities Administrator and the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 35, any material misstatement or omission in the Officer's Certificate required under this Section or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

42.      A new Section 36 (Advance Facility) is hereby added to read as follows:

         The Trustee on behalf of the Trust Fund, with the consent of the Servicer and the NIMs Insurer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in herein. Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 36 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Sub-Servicer herein and will not be deemed to be a Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMs Insurer shall not withhold its consent to the Trust Fund's entering such facility; provided that the NIMs Insurer shall be notified of the terms in order to determine whether there would be such a material adverse effect. (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 11.06 prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 11.05(b). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 11.06, as the case may be, had the Servicer itself funded such Advance or Servicing Advance. The Trust Fund, the Trustee, the Depositor and the Securities Administrator shall have no obligation to pay the Advancing Person any fees as servicing compensation or otherwise. All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

43.      Item (18) in Exhibit 5 is hereby added to read as follows:

         (18) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment letter or interim binder or preliminary report of tile issued by the title insurance or escrow company.

                                    EXHIBIT B

                               Servicing Agreement

                              [See Exhibit #99.4]

                                    EXHIBIT C

                       Schedule of Serviced Mortgage Loans

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                           Form of Opinion of Counsel

December 6, 2002

Merrill Lynch, Pierce Fenner and Smith Incorporated
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Merrill Lynch Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

RE: Merrill Lynch Mortgage Investors, Inc. Mortgage Loan Asset-Backed Certificates, Series 2002-HE1 Trust

Dear Sir/Madam:

I am [General Counsel] of [Option One Mortgage Corporation or Firm Name] and have acted as counsel to Option One Mortgage Corporation (the "Company"), with respect to certain matters in connection with the securitization of Mortgage Loans by Merrill Lynch Investors, Inc., that certain Reconstituted Servicing Agreement, dated as of November 1, 2002 (the "Agreement"), by and among the Company, Merrill Lynch Mortgage Capital Inc. and HSBC Bank USA.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of [Name of State].

2. The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of the Agreement.

3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale, servicing and securitization of the Mortgage Loans was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures

4. The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

5. Either (a) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, or the consummation of the transactions contemplated by the Agreement; or (b) any required consent, approval, authorization or order has been obtained by the Company.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

                                    EXHIBIT E

                              OFFICER'S CERTIFICATE
                                       OF
                              [INSERT COMPANY NAME]

The undersigned Officer of Option One Mortgage Corporation (the "Company") hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company, which resolutions have not been in any way amended, annulled, rescinded or revoked and are now in full force and effect.

2. Attached hereto as Exhibit B is a true and complete copy of the Certificate of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of [INSERT STATE]. Such Certificate of Incorporation has not been amended and is in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of the By-Laws of the Company Such By-Laws have not been amended or revoked and are in full force and effect on the date hereof.

4. Attached hereto as Exhibit D is a true and correct copy of the Certificate of the Secretary of State of the State of [INSERT STATE] as to the good standing of the Company.

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Reconstituted Servicing Agreement (the "Agreement"), dated as of November 1, 2002 among the Company, as servicer, Merrill Lynch Mortgage Capital Inc. and HSBC Bank USA, or the transactions contemplated by the Agreement; or
     (ii) any required consent, approval, authorization or order has been obtained by the Company.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the Certificate of Incorporation or By-Laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is found or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement, or of any action taken or to be taken in connections with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

8. The representations and warranties of the Company set forth in the Agreement are true and correct as of the date or dates referred to in such Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of December, 2002

                                              __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT F

                                   PMI POLICY

                            [INTENTIONALLY OMITTED]

                                    EXHIBIT G

                                SEC CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road, 47th Floor
Columbia, Maryland 21045
Attention: Client Manager - MLMI Series 2002-HE1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2002-HE1

Reference is made to the Reconstituted Servicing Agreement, dated as of November 1, 2002 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as depositor, Option One Mortgage Corporation, as servicer (the "Servicer") and HSBC Bank USA, as trustee. I, [identify the certifying individual], a [title] of the Servicer hereby certify to the Securities Administrator and the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information required to be delivered to the Securities Administrator pursuant to the Servicing Agreement (the "Servicing Information").

2. Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Securities Administrator by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

3. Based on my knowledge, the Servicing Information required to be provided to the Securities Administrator by the Servicer under this Agreement has been provided to the Securities Administrator;

4. I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Securities Administrator by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement; and

5. I have disclosed to the Securities Administrator all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in this Agreement.

Date:

                             Option One Mortgage Corporation, as Servicer

                             By:    _____________________________
                             Name:  _____________________________
                             Title: _____________________________

                                      G-2